Exhibit 21
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                    SUBSIDIARIES OF PACIFIC TELESIS GROUP


Name                                            State of Incorporation
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Pacific Bell                                    California
Pacific Bell Directory                          California
Pacific Bell Information Services               California
Pacific Bell Mobile Services                    California
Pacific Bell Internet Services                  California
Pacific Bell Network Integration                California
Nevada Bell                                     Nevada
Pacific Telesis Mobile Services                 California
Pacific Bell Communications                     California
Pacific Telesis Enterprises                     California
Pacific Telesis Enhanced Services               California
Pacific Bell Interactive Media                  California
Pacific Bell Video Services                     California
Cross Country Wireless, Inc.                    Delaware
Pacific Telesis Wireless Broadband Services     California
Telesis Technologies Laboratory, Inc.           California
PacTel Capital Resources                        California
PacTel Capital Funding                          California
PacTel Re Insurance Company, Inc.               Hawaii
Pacific Telesis - Washington                    California